EXHIBIT 99.2
 News From:

           Carrington Laboratories, Inc.                  Redington, Inc.
                                                          49 Richmondville
                                                          Westport, CT  06880

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 Contact   Carlton E. Turner                              Thomas Redington
           Chief Executive Officer                        Redington, Inc.
           Carrington Laboratories, Inc.                  203/222-7399
           972/518-1300 or 800/527-5216                   212/926-1733


               AGREEMENTS BETWEEN CARRINGTON'S DELSITE AND SOUTHERN
              RESEARCH TRANSFERRED TO BROOKWOOD PHARMACEUTICALS, INC.
              -------------------------------------------------------

 IRVING, TX and BIRMINGHAM, AL, FEB 22 -- Carrington Laboratories, Inc. (Nasdaq: CARN) - news) said Southern Research Institute transferred its responsibilities under a one year renewal of two related agreements with Carrington's wholly owned subsidiary, DelSite Biotechnologies, Inc., to Brookwood Pharmaceuticals, Inc. of Birmingham, Alabama, a newly formed drug-delivery company. The agreements involve the development, formulation and ultimate commercialization of DelSite's patented drug-delivery technology based on the natural polymer GelSite[R].

 Brookwood Pharmaceuticals was formed January 2005 as a spin out of Southern Research Institute's drug delivery group. The original agreements with Southern Research lasted three years and contemplated the current extension.

 One  of  the   key  applications  the   technology  is  that   aqueous-based
 formulations of GelSite[R] form a gel in situ after parenteral injection, making a depot that time releases proteins and peptides.

 DelSite and Brookwood believe the technology holds the potential to deliver proteins and peptides, reducing the frequency of drug administration and improving patient compliance, as well as potentially increasing safety and efficacy.


 About Brookwood Pharmaceuticals

 Brookwood Pharmaceuticals is based in Birmingham, Alabama, with formulation and scale up laboratories, clean rooms and a facility that supports the manufacture of materials for clinical trials and the market. The company formulates long-acting products for its client's active pharmaceutical ingredients (API). Key target APIs include peptides, proteins, nucleic acids, small molecules, generics, and low-dose molecules. Brookwood Pharmaceuticals holds more than 20 patents and is adding new patents and technology to its portfolio. These patents include delivery platforms such as long-acting, parenterally administered microparticles, injectable implants, drug-eluting devices, and sustained-release particulates. Brookwood Pharmaceuticals' subsidiary, Lakeshore Biomaterials, manufactures cGMP lactide-glycolide polymers for medical devices and drug delivery. For more information, visit www.brookwoodpharma.com.


 About Carrington

 Carrington Laboratories, Inc., is an ISO 9001-certified, research-based biopharmaceutical and consumer products company currently utilizing naturally-occurring polymeric carbohydrates to manufacture and market products for mucositis, radiation dermatitis, wound and oral care as well as to manufacture and market the nutraceutical raw material Manapol[R] and cosmetic raw material Hydrapol[TM]. Carrington also manufactures and markets consumer products under the AloeCeuticals[R] brand and manufactures quality products for other companies. Manufacturing operations comply with cGMP standards. The Company's DelSite Biotechnologies subsidiary is developing its propriety GelSite[R] technology designed to provide controlled release of peptide and protein-based drugs. Carrington's technology is protected by more than 126 patents in 26 countries. Select products are honored with the internationally coveted CE mark, recognized by more than 20 countries around the world. For more information, visit www.carringtonlabs.com.

                                    # # #

 Certain statements in this release concerning Carrington may be forward-looking. Actual events will be dependent upon a number of factors and risks including, but not limited to: subsequent changes in plans by the Company's management; delays or problems in formulation, manufacturing, distribution, production and/or launch of new finished products; changes in the regulatory process; changes in market trends; and a number of other factors and risks described from time to time in the Company's filings with the Securities & Exchange Commission, including the Form 10Q filed November 12, 2004.